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                                                                   EXHIBIT 12


                           THE TJX COMPANIES, INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars In Millions)

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                               Thirteen
                                Weeks
                                Ended                Fiscal Year Ended
                            -------------- --------------------------------------
                            April    April  Jan.    Jan.    Jan.    Jan.     Jan.
                             30,      29,    26,     25,     30,     29,     28,
                            1994     1995   1991    1992    1993    1994    1995
                            -----   -----  ------  ------  ------  ------  ------
Income from continuing
   operations               $19.4   $ 8.1  $ 74.1  $ 70.1  $104.0  $127.1  $ 82.6

Add back:

    Taxes                    13.5     7.0    49.4    51.1    69.1    83.6    59.2
    Interest expense          5.5     8.9    25.6    27.3    26.3    19.0    25.9
    Interest portion of
      leases                 16.4    17.1    39.6    44.3    49.5    55.6    65.6
                            -----   -----  ------  ------  ------  ------  ------

Income before taxes and
   fixed charges            $54.8   $41.1  $188.7  $192.8  $248.9  $285.3  $233.3
                            =====   =====  ======  ======  ======  ======  ======
Fixed charges

    Capitalized interest    $  .0   $  .0  $   .9  $   .0  $   .3  $   .2  $   .3
    Interest expense          5.5     8.9    25.6    27.3    26.3    19.0    25.9
    Interest portion of
      leases                 16.4    17.1    39.6    44.3    49.5    55.6    65.6
                            -----   -----  ------  ------  ------  ------  ------
                            $21.9   $26.0  $ 66.1  $ 71.6  $ 76.1  $ 74.8  $ 91.8
                            =====   =====  ======  ======  ======  ======  ======
Ratio of earnings to fixed
   charges                   2.50x   1.58x   2.85x   2.69x   3.27x   3.82x   2.54x
                            =====   =====  ======  ======  ======  ======  ======

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